As filed with the Securities and Exchange Commission on November 14, 2007 Registration File Number: 333-141191

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PRO FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

FLORIDA
(State or other jurisdiction of incorporation or organization)

59-3535315
(IRS Employer Identification No.)

536 North Monroe St., Tallahassee, Florida 32301, (850) 383-8107
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

B. Bryan Robinson
President and Chief Executive Officer
536 North Monroe St
Tallahassee, Florida 32301
(850) 383-8107
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies requested to:
Herbert D. Haughton, Esq. or Richard L. Pearlman, Esq.
Igler & Dougherty, P.A.
2457 Care Drive
Tallahassee, Florida 32308
Telephone: (850) 878-2411
Facsimile: (850) 878-1230

Immediately, after this Registration Statement becomes effective
(Approximate date of proposed sale to the public)

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, Please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. . ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Offering price per share	Aggregate offering price (2)	Amount of registration fee(3)
Common stock	1,500,000 shares	$10.00	$15,000,000	$460.50
Common stock underlying warrants	1,500,000 shares	$10.00	$15,000,000	$460.50
Warrants to purchase common stock	1,500,000 warrants	$ 0.00	$ 0.00	$ 0.00

(1)
Up to 1,500,000 units composed of one share of common stock and one warrant to purchase one share of common stock. Units will not be issued or certificated. Shares and warrants will be issued and certificated separately.

(2)	Estimated solely for the purpose of calculating the registration fee on the basis of the maximum number of units offered.
(3)	Fees in the amount of $921.00 were previously paid for this filing.

DEREGISTRATION OF SECURITIES

  This Post-Effective Amendment Number 1, to deregister all unsold securities, relates to the Registration Statement filed by Pro Financial Services, Inc. ("Pro Financial") on Form SB-2, registration file number 333-141191.

Pro Financial hereby deregisters the 165,160 unsold shares of $0.01 par value common stock and165,160 warrants to purchase one share of common stock, and 165,160 shares of $0.01 par value common stock underlying the warrants, all as registered by and through the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Amendment No. 1 to Registration Statement No. 333-141191 to be signed on its behalf by the undersigned, thereunto duly authorized, in Tallahassee, Florida on November 13, 2007.

PRO FINANCIAL HOLDINGS, INC.

By:	/s/ B. Bryan Robinson
B. Bryan Robinson
President and Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the dates indicated:

Signature	Title	Date
__/s/ Kathleen B. Atkins-Gunter* Kathleen B. Atkins-Gunter	Director	11/13 /07
__/s/ Edward W. Dougherty, Jr.* Edward W. Dougherty, Jr.	Director	11/13 /07
__/s/ Javier I. Escobar, II, M.D.* Javier I. Escobar, II, M.D.	Director	11/13 /07
_/s/ Michael W. Forsthoefel, M.D.* Michael W. Forsthoefel, M.D.	Director	11/13 /07
_/s/ Roger K. Hobbs * Roger K. Hobbs	Director	11/13 /07
_/s/ Allen R. Moayad* Allen R. Moayad	Director	11/13 /07

/s/ Thomas E. Napier* Thomas E. Napier	Director	11/13 /07
/s/ B. Bryan Robinson B. Bryan Robinson	President, Principal Executive Officer, Director	11/13 /07
_/s/ Peter S. Rosen* Peter S. Rosen	Director	11/13 /07
_/S/ James S. Sauls* James S. Sauls	Director	11/13 /07
_/s/ Josh R. Simons, M.D.* Josh R. Simons, M.D.	Director	11/13 /07
_/s/ M. Steven Turner* M. Steven Turner	Director	11/13 /07
_/s/ Arthur P. Wimberley, Jr.* Arthur P. Wimberley, Jr.	Director	11/13 /07

* Signed B. Bryan Robinson pursuant to power of attorney contained in SB-2 Registration Statement File No. 333-141191